SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15 (d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported): June 16, 1999


                                  TEXOIL, INC.
        (Exact name of small business issuer as specified in its charter)


         NEVADA                    0-12633                  88-0177083
(State of Incorporation)    (Commission File Number)     (I.R.S. Employer
                                                        Identification No.)


                            110 CYPRESS STATION DRIVE
                                    SUITE 220
                              HOUSTON, TEXAS 77090
                    (Address of principal executive offices)

                                 (281) 537-9920
                           (Issuer's telephone number)


                                (NOT APPLICABLE)
          (Former name or former address, if changed since last report)

ITEM 5 OTHER EVENTS

REVERSE STOCK SPLIT

On June 16, 1999, Texoil, Inc. announced that it will immediately undertake a series of actions to effect a net 1-for-6 reverse stock split of its common stock. The reverse split will become effective June 25, 1999. The reverse split will result in outstanding stock being reduced to approximately 6.7 million shares. Fractional shares of less than 1/10th will be redeemed at $0.62 per share. Fractional shares of more than 1/10th will be rounded up so that on the forward split holders of fractional shares will receive 100 whole shares for any fraction. The record date for fractional shares is June 16, 1999 and the record date for the reverse split is June 25, 1999. Details of the combined 1 for 600 reverse split and 100 for 1 forward split are described in the Certificates of Amendment attached as Exhibits to this filing. Texoil anticipates that this reverse split will permit it to continue to be listed on the NASDAQ Small Cap Market.

This Form 8-K contains forward-looking statements within the meaning of Section 27A of The Securities Act of 1933 and Section 21E of The Securities Act of 1934. Texoil believes that its expectations are based on reasonable business assumptions, however, no assurance can be given that the Company's goals will be achieved.


   (C)EXHIBITS

      3.1 Certificate Changing Number of Shares Pursuant to Nevada Revised Statues, Section 78.209 (Effective at close of trading June 25, 1999)

      3.2 Certificate Changing Number of Shares Pursuant to Nevada Revised Statues, Section 78.209 (Effective one hour after the close of trading June 25,
1999)


----------------

                                  SIGNATURES


      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunder duly authorized.


DATE: June 21, 1999                       TEXOIL, INC.



                                          By: /s/ FRANK A. LODZINSKI
                                                  FRANK A. LODZINSKI
                                                  President and
                                                  Principal Financial Officer